UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On April 9, 2021, we entered into a partnership agreement (“Partnership Agreement”) with Lyfe Medical Center I, LLC (“Medical Center”) under which Medical Group will establish a clinic in Santa Cruz, California (the “Cruz Clinic”) to offer the INVO Procedure to its patients and where we will provide embryology laboratory services in connection with the INVO Procedure and other fertility treatments (the “Lab Services”) provided by Medical Group to its patients at the Cruz Clinic. Under the terms of the Partnership Agreement, the Company will receive 40% of the net income received by the Cruz Clinic for the performance of the Lab Services under the Partnership Agreement.

The foregoing summary of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01      Other Events.

The Company had previously announced, in early 2019, an intent to establish a similar partnership in the San Francisco area with a different partner, which we subsequently determined not to pursue and will instead focus on the partnership with Medical Center for the region.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated April 13, 2021